EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2017 Earnings and Quarterly Dividend

Warren, Pennsylvania — April 24, 2017

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2017 of $17.7 million, or $0.17 per diluted share. This represents a decrease of $238,000 compared to the same quarter last year when net income was $18.0 million or $0.18 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2017 were 6.15% and 0.75% compared to 6.21% and 0.81% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share payable on May 18, 2017, to shareholders of record as of May 4, 2017. This is the 90th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of March 31, 2017, this represents an annualized dividend yield of approximately 3.8%.

In making this announcement, William J. Wagner, President and CEO, noted, "We were disappointed with the first quarter earnings compared to both the same quarter last year and the fourth quarter of 2016 given the significant improvement we made to shareholder metrics during 2016. While our net interest margin remains near historic highs at 3.75%, and most components of noninterest income continue to grow, the quarter was negatively impacted by a higher provision for loan losses and a decrease in mortgage banking income. Additionally, net interest income was negatively impacted by the fewer number of days in the quarter while operating expenses were elevated due to seasonal issues. Given our current metrics, we recognize the area most in need of improvement is efficiency, which can best be addressed by reducing the ratio of expenses to assets. This challenge will receive considerable focus throughout 2017, as we strive to improve earnings each quarter and achieve our annual target for shareholder return."

Net interest income increased by $9.0 million, or 12.6%, to $80.6 million for the quarter ended March 31, 2017, from $71.6 million for the quarter ended March 31, 2016. This increase is due primarily to a $6.4 million, or 84.0%, decrease in interest expense on borrowed funds as a result of a the payoff of all Federal Home Loan Bank advances during the third quarter of 2016. Also contributing to the increase in net interest income was a $2.0 million, or 2.4%, increase in interest income on loans receivable due to a $438.7 million, or 6.1%, increase in average loans receivable from the prior year. The impact of these changes caused the Company's net interest margin to increase to 3.75% for the quarter ended March 31, 2017 from 3.57% for the same quarter last year.

     The provision for loan losses increased by $2.9 million, or 179.3%, to $4.6 million for the quarter ended March 31, 2017, from $1.7 million for the quarter ended March 31, 2016. This increase is due primarily to the downgrade of two commercial banking relationships requiring an additional $1.2 million of combined reserves. Additionally, reserves were increased due to the substantial growth in the indirect auto and commercial business loan portfolios as well as for the planned closure of the Company's consumer finance subsidiary. Overall credit quality remained steady with nonaccrual loans decreasing to $73.3 million at March 31, 2017 from $74.2 million at March 31, 2016 and total loan delinquency decreased to $101.9 million, or 1.35% of total loans outstanding at March 31, 2017 from $114.0 million, or 1.56% of total loans outstanding at March 31, 2016.

Noninterest income increased by $2.1 million, or 10.6%, to $21.5 million for the quarter ended March 31, 2017, from $19.4 million for the quarter ended March 31, 2016. Contributing to this increase was an increase in service charges and fees of $1.6 million, or 16.4%, which is attributable to the growth in checking accounts resulting from both recent acquisitions and internal growth initiatives. Additionally, trust and other financial services income increased by $1.0 million, or 32.0%, due to internal and acquisition related growth. Partially offsetting these improvements was a decrease in income from bank owned life insurance of $527,000, or 33.0%, due to death benefits received during the first quarter of 2016.

Noninterest expense increased by $8.3 million, or 13.2%, to $71.6 million for the quarter ended March 31, 2017, from $63.3 million for the quarter ended March 31, 2016. This increase resulted primarily from a $4.7 million, or 14.3%, increase in compensation and employee benefits due primarily to the employees added from the recent branch acquisition that was completed in September 2016. The year-over-year increase in full-time equivalent employees was 176, or 8.2%, with 180 full-time equivalents added from the acquisition. Other year-over-year increases in noninterest expenses were also primarily attributable to the growth from this acquisition.

In an effort to improve efficiency, the Company announced its intention to close the 44 offices of its consumer finance subsidiary, Northwest Consumer Discount Company (“NCDC”), effective July 14, 2017. As part of this closure, all NCDC loans will be transferred to Northwest Bank for servicing and collections. Northwest Bank will continue to make direct consumer loans to qualified customers as well as continue to offer indirect sales finance loans through various dealers and retailers. Pre-tax expenses associated with this closure are expected to be approximately $3.0 million over the next two quarters. As disclosed in the Company’s segment reporting in its December 31, 2016 Form 10-K, NCDC contributed approximately $1.6 million of noninterest income in 2016, had a provision for loan losses of $3.7 million, noninterest expense of $11.6 million, and net income after taxes of $486,000. It is expected that net interest income will decrease over time when the approximately $40.0 million portfolio of high rate consumer discount loans roll off as the Company will no longer be originating such loans.

Also, as previously announced, the Company's subsidiary, Northwest Bank, is scheduled to divest its three Maryland branches to Shore United Bank on May 19, 2017. Included in this divestiture is approximately $145.2 million of performing loans and $220.6 million in deposits.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 167 full-service community banking offices and nine free standing drive-through facilities in Pennsylvania, New York, Ohio and Maryland and 44 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2017	December 31, 2016	March 31, 2016
Assets
Cash and cash equivalents	$106,635	119,403	86,151
Interest-earning deposits in other financial institutions	320,231	266,902	74,850
Federal funds sold and other short-term investments	5,082	3,562	2,320
Marketable securities available-for-sale (amortized cost of $874,446, $825,552 and $772,768, respectively)	876,047	826,200	783,940
Marketable securities held-to-maturity (fair value of $42,285, $20,426 and $28,611, respectively)	41,888	19,978	27,764
Total cash, interest-earning deposits and marketable securities	1,349,883	1,236,045	975,025

Residential mortgage loans held for sale	1,595	9,625	8,952
Residential mortgage loans	2,704,474	2,705,139	2,761,411
Home equity loans	1,305,394	1,328,772	1,169,821
Consumer loans	643,105	642,961	525,537
Commercial real estate loans	2,378,474	2,342,089	2,360,863
Commercial loans	530,046	528,761	467,418
Total loans receivable	7,563,088	7,557,347	7,294,002
Allowance for loan losses	(61,104)	(60,939)	(62,278)
Loans receivable, net	7,501,984	7,496,408	7,231,724

Assets held-for-sale	150,940	152,528	—
Federal Home Loan Bank stock, at cost	7,362	7,390	35,539
Accrued interest receivable	20,945	21,699	21,712
Real estate owned, net	6,242	4,889	6,834
Premises and Equipment, net	159,823	161,185	153,000
Bank owned life insurance	172,516	171,449	168,511
Goodwill	307,420	307,420	261,736
Other intangible assets	30,684	32,433	8,398
Other assets	23,724	32,194	53,809
Total assets	$9,731,523	9,623,640	8,916,288

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,530,026	1,448,972	1,179,950
Interest-bearing demand deposits	1,448,503	1,428,317	1,121,779
Money market deposit accounts	1,827,028	1,841,567	1,295,138
Savings deposits	1,685,103	1,622,879	1,433,788
Time deposits	1,495,095	1,540,586	1,639,406
Total deposits	7,985,755	7,882,321	6,670,061

Liabilities held-for-sale	220,627	215,657	—
Borrowed funds	137,191	142,899	857,754
Advances by borrowers for taxes and insurance	40,470	36,879	38,719
Accrued interest payable	586	635	1,894
Other liabilities	58,118	63,373	66,059
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,553,960	8,452,977	7,745,700

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,987,942 shares, 101,699,406 shares and 101,848,509 issued and outstanding, respectively	1,020	1,017	1,018
Paid-in-capital	723,055	718,834	718,027
Retained earnings	480,309	478,803	492,316
Unallocated common stock of Employee Stock Ownership Plan	—	—	(19,815)
Accumulated other comprehensive loss	(26,821)	(27,991)	(20,958)
Total shareholders’ equity	1,177,563	1,170,663	1,170,588
Total liabilities and shareholders’ equity	$9,731,523	9,623,640	8,916,288

Equity to assets	12.10%	12.16%	13.13%
Tangible common equity to assets	8.94%	8.95%	10.41%
Book value per share	$11.55	11.51	11.49
Tangible book value per share	$8.23	8.17	8.84
Closing market price per share	$16.84	18.03	13.51
Full time equivalent employees	2,328	2,306	2,152
Number of banking offices	176	176	181

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Interest income:
Loans receivable	$82,751	85,669	81,083	81,506	80,781
Mortgage-backed securities	2,222	2,166	2,030	2,115	2,229
Taxable investment securities	1,006	988	627	756	1,038
Tax-free investment securities	569	625	676	707	724
FHLB dividends	59	285	218	401	467
Interest-earning deposits	660	300	114	70	59
Total interest income	87,267	90,033	84,748	85,555	85,298

Interest expense:
Deposits	5,465	5,859	5,653	5,865	6,088
Borrowed funds	1,225	1,232	1,801	4,143	7,658
Total interest expense	6,690	7,091	7,454	10,008	13,746

Net interest income	80,577	82,942	77,294	75,547	71,552
Provision for loan losses	4,637	2,145	5,538	4,199	1,660
Net interest income after provision for loan losses	75,940	80,797	71,756	71,348	69,892

Noninterest income:
Gain on sale of investments	17	213	58	227	127
Service charges and fees	11,717	12,406	11,012	10,630	10,065
Trust and other financial services income	4,304	4,131	3,434	3,277	3,261
Insurance commission income	2,794	2,499	2,541	2,768	2,714
Gain/ (loss) on real estate owned, net	(67)	164	(563)	111	249
Income from bank owned life insurance	1,068	1,281	1,380	1,105	1,595
Mortgage banking income	240	2,344	1,886	446	218
Other operating income	1,431	1,781	1,070	1,711	1,219
Total noninterest income	21,504	24,819	20,818	20,275	19,448

Noninterest expense:
Compensation and employee benefits	37,755	36,562	38,122	33,210	33,033
Premises and occupancy costs	7,516	7,228	6,094	6,275	6,537
Office operations	4,222	4,395	3,700	3,343	3,460
Collections expense	549	437	589	729	676
Processing expenses	9,909	9,429	8,844	8,172	8,414
Marketing expenses	2,148	2,181	2,239	2,541	1,891
Federal deposit insurance premiums	1,167	475	984	1,442	1,503
Professional services	2,575	2,088	1,815	2,129	1,833
Amortization of intangible assets	1,749	1,806	1,068	710	675
Real estate owned expense	282	192	206	295	311
Restructuring/ acquisition expense	223	1,009	7,183	3,386	635
FHLB prepayment penalty	—	—	—	36,978	—
Other expense	3,551	2,959	2,836	2,912	4,307
Total noninterest expense	71,646	68,761	73,680	102,122	63,275
Income/ (loss) before income taxes	25,798	36,855	18,894	(10,499)	26,065

Income tax expense/ (benefit)	8,052	12,361	4,697	(3,491)	8,081
Net income/ (loss)	$17,746	24,494	14,197	(7,008)	17,984

Basic earnings/ (loss) per share	$0.18	0.24	0.14	(0.07)	0.18
Diluted earnings/ (loss) per share	$0.17	0.24	0.14	(0.07)	0.18

Weighted average common shares outstanding - basic	100,653,277	100,219,370	99,602,535	99,177,609	98,889,744
Weighted average common shares outstanding - diluted	102,480,549	102,089,892	101,068,245	100,243,442	99,380,009

Annualized return on average equity	6.15%	8.37%	4.89%	(2.44)%	6.21%
Annualized return on average assets	0.75%	1.01%	0.63%	(0.32)%	0.81%
Annualized return on tangible common equity	8.57%	11.73%	6.88%	(3.18)%	8.03%

Efficiency ratio *	68.25%	61.20%	66.69%	63.71%	68.09%
Annualized noninterest expense to average assets *	2.94%	2.73%	2.88%	2.76%	2.80%

* Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Assets and Liabilities Held-For-Sale (Unaudited)
(Dollars in thousands)

	Balance at March 31, 2017	Balance at December 31, 2016
Assets held-for-sale:
Residential mortgage loans	$26,458	26,406
Home equity loans	16,353	15,725
Consumer loans	847	522
Commercial real estate loans	98,659	101,123
Commercial loans	2,850	2,884
Total loans	145,167	146,660
Accrued interest receivable	405	416
Premises and equipment, net	5,368	5,452
Total assets held-for-sale	$150,940	152,528

Liabilities held-for-sale:
Noninterest-bearing demand deposits	$38,413	34,657
Interest-bearing demand deposits	17,890	17,181
Money market deposit accounts	46,249	45,806
Savings deposits	56,195	55,205
Time deposits	61,872	62,800
Total deposits	220,619	215,649
Accrued interest payable	8	8
Total liabilities held-for-sale	$220,627	215,657

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Nonaccrual loans current:
Residential mortgage loans	$1,864	2,109	3,063	2,017	1,678
Home equity loans	1,244	1,451	1,446	1,092	1,118
Consumer loans	633	520	464	277	190
Commercial real estate loans	13,347	13,955	19,246	17,456	19,350
Commercial loans	5,335	5,361	7,299	4,462	5,923
Total nonaccrual loans current	$22,423	23,396	31,518	25,304	28,259

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,001	1,464	344	—	1,600
Home equity loans	328	422	315	49	119
Consumer loans	218	400	211	95	164
Commercial real estate loans	1,970	3,478	514	151	3,371
Commercial loans	328	145	185	16	4
Total nonaccrual loans delinquent 30 days to 59 days	$3,845	5,909	1,569	311	5,258

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$704	1,522	1,270	1,524	721
Home equity loans	408	440	465	366	504
Consumer loans	242	366	250	157	182
Commercial real estate loans	540	2,027	151	6,513	109
Commercial loans	23	695	319	1,748	57
Total nonaccrual loans delinquent 60 days to 89 days	$1,917	5,050	2,455	10,308	1,573

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$11,911	13,169	13,242	14,829	14,301
Home equity loans	6,194	5,552	5,874	5,226	5,922
Consumer loans	3,359	3,823	3,354	2,374	2,360
Commercial real estate loans	20,897	19,264	22,155	12,960	13,165
Commercial loans	2,744	3,373	6,105	4,566	3,314
Total nonaccrual loans delinquent 90 days or more	$45,105	45,181	50,730	39,955	39,062

Total nonaccrual loans	$73,290	79,536	86,272	75,878	74,152

Total nonaccrual loans	$73,290	79,536	86,272	75,878	74,152
Loans 90 days past maturity and still accruing	265	649	103	472	894
Nonperforming loans	73,555	80,185	86,375	76,350	75,046
Real estate owned, net	6,242	4,889	4,841	4,950	6,834
Nonperforming assets	$79,797	85,074	91,216	81,300	81,880

Nonaccrual troubled debt restructuring *	$18,273	16,346	17,374	18,098	17,699
Accruing troubled debt restructuring	25,305	26,580	29,221	31,015	30,549
Total troubled debt restructuring	$43,578	42,926	46,595	49,113	48,248

Nonperforming loans to total loans	0.97%	1.06%	1.11%	1.05%	1.03%
Nonperforming assets to total assets	0.82%	0.88%	0.94%	0.91%	0.92%
Allowance for loan losses to total loans	0.81%	0.81%	0.81%	0.83%	0.85%
Allowance for loan losses to nonperforming loans	83.07%	76.00%	73.22%	79.61%	82.99%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At March 31, 2017	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,689,203	—	16,866	—	—	2,706,069
Home equity loans	1,296,182	—	9,212	—	—	1,305,394
Consumer loans	639,574	—	3,531	—	—	643,105
Total Personal Banking	4,624,959	—	29,609	—	—	4,654,568
Commercial Banking:
Commercial real estate loans	2,187,545	48,189	142,740		—	2,378,474
Commercial loans	474,662	12,226	43,158		—	530,046
Total Commercial Banking	2,662,207	60,415	185,898	—	—	2,908,520
Total loans	$7,287,166	60,415	215,507	—	—	7,563,088

At December 31, 2016
Personal Banking:
Residential mortgage loans	$2,696,705	—	18,059	—	—	2,714,764
Home equity loans	1,318,998	—	9,774	—	—	1,328,772
Consumer loans	639,044	—	3,917	—	—	642,961
Total Personal Banking	4,654,747	—	31,750	—	—	4,686,497
Commercial Banking:
Commercial real estate loans	2,153,328	43,724	145,037	—	—	2,342,089
Commercial loans	469,993	17,192	41,576	—	—	528,761
Total Commercial Banking	2,623,321	60,916	186,613	—	—	2,870,850
Total loans	$7,278,068	60,916	218,363	—	—	7,557,347

At September 30, 2016
Personal Banking:
Residential mortgage loans	$2,800,420	—	18,593	—	—	2,819,013
Home equity loans	1,338,643	—	10,462	—	—	1,349,105
Consumer loans	624,885	—	3,627	—	—	628,512
Total Personal Banking	4,763,948	—	32,682	—	—	4,796,630
Commercial Banking:
Commercial real estate loans	2,265,816	61,763	137,088	14	—	2,464,681
Commercial loans	479,321	14,707	40,326	2,901	—	537,255
Total Commercial Banking	2,745,137	76,470	177,414	2,915	—	3,001,936
Total loans	$7,509,085	76,470	210,096	2,915	—	7,798,566

At June 30, 2016
Personal Banking:
Residential mortgage loans	$2,741,101	—	16,497	—	—	2,757,598
Home equity loans	1,153,010	—	9,164	—	—	1,162,174
Consumer loans	544,174	—	2,376	—	—	546,550
Total Personal Banking	4,438,285	—	28,037	—	—	4,466,322
Commercial Banking:
Commercial real estate loans	2,170,583	63,351	129,428	14	—	2,363,376
Commercial loans	408,178	15,435	38,546	3,064	—	465,223
Total Commercial Banking	2,578,761	78,786	167,974	3,078	—	2,828,599
Total loans	$7,017,046	78,786	196,011	3,078	—	7,294,921

At March 31, 2016
Personal Banking:
Residential mortgage loans	$2,755,325	—	13,721	—	1,317	2,770,363
Home equity loans	1,161,382	—	8,439	—	—	1,169,821
Consumer loans	523,333	—	2,204	—	—	525,537
Total Personal Banking	4,440,040	—	24,364	—	1,317	4,465,721
Commercial Banking:
Commercial real estate loans	2,167,110	63,695	130,043	15	—	2,360,863
Commercial loans	409,994	16,425	39,887	1,112	—	467,418
Total Commercial Banking	2,577,104	80,120	169,930	1,127	—	2,828,281
Total loans	$7,017,144	80,120	194,294	1,127	1,317	7,294,002

* Includes $12.4 million $9.4 million, $19.3 million, $7.6 million, and $7.7 million of acquired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.
** Includes $45.3 million, $39.1 million, $29.8 million, $25.5 million, and $17.9 million of acquired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	March 31, 2017		*	December 31, 2016		*	September 30, 2016		*	June 30, 2016		*	March 31, 2016		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	280	$22,254	0.8%	360	$27,386	1.0%	74	$3,380	0.1%	72	$3,353	0.1%	323	$24,494	0.9%
Home equity loans	125	4,586	0.4%	179	6,805	0.5%	164	4,984	0.4%	128	4,988	0.4%	132	5,351	0.5%
Consumer loans	1,022	7,157	1.1%	1,497	9,868	1.5%	1,269	7,583	1.2%	1,144	6,725	1.2%	895	5,511	1.0%
Commercial real estate loans	60	9,364	0.4%	61	10,377	0.4%	28	3,855	0.2%	34	4,828	0.2%	51	27,474	1.2%
Commercial loans	29	2,304	0.4%	20	1,178	0.2%	26	1,493	0.3%	15	533	0.1%	26	3,133	0.7%
Total loans delinquent 30 days to 59 days	1,516	$45,665	0.6%	2,117	$55,614	0.7%	1,561	$21,295	0.3%	1,393	$20,427	0.3%	1,427	$65,963	0.9%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	28	$1,594	0.1%	80	$6,227	0.2%	76	$6,174	0.2%	74	$5,633	0.2%	21	$1,358	—%
Home equity loans	36	1,145	0.1%	62	1,563	0.1%	41	1,145	0.1%	42	1,435	0.1%	36	1,256	0.1%
Consumer loans	430	2,241	0.3%	636	3,609	0.6%	532	2,673	0.4%	514	2,247	0.4%	379	1,803	0.3%
Commercial real estate loans	19	3,034	0.1%	25	4,495	0.2%	13	1,102	—%	16	8,765	0.4%	11	1,081	—%
Commercial loans	10	499	0.1%	21	2,081	0.4%	9	594	0.1%	23	2,429	0.5%	7	375	0.1%
Total loans delinquent 60 days to 89 days	523	$8,513	0.1%	824	$17,975		671	$11,688	0.1%	669	$20,509	0.3%	454	$5,873	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	139	$12,326	0.5%	169	$13,621	0.5%	168	$13,478	0.5%	176	$15,046	0.5%	183	$14,673	0.5%
Home equity loans	143	6,258	0.5%	155	5,756	0.4%	137	6,022	0.4%	124	5,422	0.5%	120	6,200	0.5%
Consumer loans	532	3,372	0.5%	646	3,838	0.6%	757	3,372	0.5%	440	2,399	0.4%	557	2,386	0.5%
Commercial real estate loans	106	23,009	1.0%	101	21,270	0.9%	106	24,533	1.0%	107	15,244	0.6%	106	15,442	0.7%
Commercial loans	39	2,744	0.5%	37	3,520	0.7%	28	6,249	1.2%	32	4,709	1.0%	34	3,456	0.7%
Total loans delinquent 90 days or more	959	$47,709	0.6%	1,108	$48,005	0.6%	1,196	$53,654	0.7%	879	$42,820	0.6%	1,000	$42,157	0.6%

Total loans delinquent	2,998	$101,887	1.3%	4,049	$121,594	1.6%	3,428	$86,637	1.1%	2,941	$83,756	1.1%	2,881	$113,993	1.6%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $2.6 million, $2.8 million, $2.9 million, $2.9 million, and $3.1 million at March 31,2017. December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Beginning balance	$60,939	63,246	60,781	62,278	62,672
Provision	4,637	2,145	5,538	4,199	1,660
Charge-offs residential mortgage	(290)	(710)	(354)	(1,852)	(564)
Charge-offs home equity	(649)	(321)	(288)	(946)	(984)
Charge-offs consumer	(3,660)	(3,469)	(2,701)	(2,332)	(2,403)
Charge-offs commercial real estate	(474)	(323)	(789)	(1,731)	(897)
Charge-offs commercial	(1,267)	(2,489)	(708)	(903)	(117)
Recoveries	1,868	2,860	1,767	2,068	2,911
Ending balance	$61,104	60,939	63,246	60,781	62,278

Net charge-offs to average loans, annualized	0.23%	0.23%	0.17%	0.31%	0.11%

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016			March 31, 2016
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,718,904	27,309	4.02%	$2,766,693	28,165	4.07%	$2,739,099	27,952	4.08%	$2,751,601	29,089	4.23%	$2,739,787	29,786	4.35%
Home equity loans	1,332,647	14,201	4.32%	1,346,856	14,442	4.27%	1,192,929	12,884	4.30%	1,163,900	12,701	4.39%	1,177,406	12,642	4.32%
Consumer loans	627,288	9,701	6.27%	620,294	10,083	6.47%	554,954	8,931	6.40%	522,745	8,697	6.69%	510,091	8,219	6.48%
Commercial real estate loans	2,456,070	26,562	4.33%	2,467,569	27,863	4.42%	2,394,001	26,683	4.36%	2,356,994	26,691	4.48%	2,349,748	25,993	4.38%
Commercial loans	522,847	5,515	4.22%	527,330	5,682	4.27%	476,715	5,193	4.26%	461,808	4,902	4.20%	441,977	4,723	4.23%
Total loans receivable (a) (b) (d)	7,657,756	83,288	4.41%	7,728,742	86,235	4.44%	7,357,698	81,643	4.41%	7,257,048	82,080	4.55%	7,219,009	81,363	4.53%
Mortgage-backed securities (c)	471,674	2,222	1.88%	482,707	2,166	1.79%	440,966	2,030	1.84%	458,398	2,115	1.85%	488,294	2,229	1.83%
Investment securities (c) (d)	377,819	1,881	1.99%	401,602	1,950	1.94%	275,718	1,667	2.42%	313,647	1,844	2.35%	387,460	2,151	2.22%
FHLB stock	7,305	59	3.28%	7,575	285	4.54%	27,761	218	3.12%	33,302	401	4.84%	37,098	467	5.06%
Other interest-earning deposits	294,391	660	0.90%	325,889	300	0.36%	91,243	114	0.49%	63,950	70	0.43%	43,578	59	0.54%
Total interest-earning assets	8,808,945	88,110	4.06%	8,946,515	90,936	4.04%	8,193,386	85,672	4.16%	8,126,345	86,510	4.28%	8,175,439	86,269	4.24%
Noninterest earning assets (e)	799,569			677,888			835,500			755,713			735,562
Total assets	$9,608,514			$9,624,403			$9,028,886			$8,882,058			$8,911,001

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,702,528	755	0.18%	$1,668,492	771	0.18%	$1,485,763	744	0.20%	$1,440,886	837	0.23%	$1,405,800	865	0.25%
Interest-bearing demand deposits	1,422,284	116	0.03%	1,431,671	85	0.02%	1,179,557	78	0.03%	1,130,122	144	0.05%	1,093,839	156	0.06%
Money market deposit accounts	1,879,292	1,074	0.23%	1,890,220	1,101	0.23%	1,418,779	826	0.23%	1,294,381	829	0.26%	1,288,535	865	0.27%
Time deposits	1,573,574	3,520	0.91%	1,643,785	3,902	0.94%	1,597,542	4,005	1.00%	1,616,260	4,055	1.01%	1,664,322	4,202	1.02%
Borrowed funds (f)	136,872	58	0.17%	143,540	61	0.17%	560,407	657	0.47%	772,225	3,017	1.57%	899,439	6,539	2.92%
Junior subordinated debentures	111,213	1,167	4.20%	111,213	1,171	4.12%	111,213	1,144	4.03%	111,213	1,126	4.01%	111,213	1,119	3.98%
Total interest-bearing liabilities	6,825,763	6,690	0.40%	6,888,921	7,091	0.41%	6,353,261	7,454	0.47%	6,365,087	10,008	0.63%	6,463,148	13,746	0.86%
Noninterest-bearing demand deposits (g)	1,506,268			1,493,528			1,243,474			1,184,786			1,161,151
Noninterest bearing liabilities	106,578			77,827			276,014			177,300			122,667
Total liabilities	8,438,609			8,460,276			7,872,749			7,727,173			7,746,966
Shareholders’ equity	1,169,905			1,164,127			1,156,137			1,154,885			1,164,035
Total liabilities and shareholders’ equity	$9,608,514			$9,624,403			$9,028,886			$8,882,058			$8,911,001
Net interest income/ Interest rate spread		81,420	3.66%		83,845	3.63%		78,218	3.69%		76,502	3.65%		72,523	3.38%
Net interest-earning assets/ Net interest margin	$1,983,182		3.75%	$2,057,594		3.75%	$1,840,125		3.82%	$1,761,258		3.77%	$1,712,291		3.57%
Ratio of interest-earning assets to interest-bearing liabilities	1.29X			1.30X			1.29X			1.28X			1.26X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.27%, 0.29%, 0.32%, 0.35% and 0.37%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.38%, 4.41%, 4.38%, 4.52% and 4.50%, respectively, Investment securities - 1.67%, 1.61%, 1.89%, 1.87% and 1.82%, respectively, Interest-earning assets - 4.02%, 4.00%, 4.11%, 4.23% and 4.20%, respectively. GAAP basis net interest rate spreads were 3.62%, 3.59%, 3.65%, 3.60% and 3.34%, respectively, and GAAP basis net interest margins were 3.71%, 3.71%, 3.77%, 3.72% and 3.55%, respectively.